ENTRÉE RECEIVES SEC CLEARANCE

Vancouver, B.C., Wednesday, March 2, 2005 – Entrée Gold Inc. (TSX-V: ETG – “Entrée” or the “Company”) is pleased to announce that the U.S. Securities and Exchange Commission (the “SEC”) has completed its review of the registration statement on Form 10-SB that Entrée initially filed on October 12, 2004, and which became effective by operation of law December 11, 2004.  In response to the SEC’s comments, Entrée filed amendments to the registration statement on December 9, 2004 and January 27, 2005. The SEC informed the Company that it has no further comments on the amended registration statement. Entrée now intends to pursue a listing of its securities on an exchange or trading market in the United States.

“I am delighted that Entrée has reached this milestone,” said Greg Crowe, Entrée’s President and CEO.  “Listing our securities on a recognized trading market in the United States is a key component of our growth strategy that we hope will ultimately provide benefits to our company and our shareholders.  These benefits include expanded relationships with the American investment community and the support of a larger, more liquid trading market.”

ABOUT ENTRÉE GOLD INC.

Entrée Gold Inc. (www.entreegold.com) is an exploration stage junior resource company engaged in the exploration of gold and copper prospects. The Company is a large landholder in Mongolia’s south Gobi Desert, near the Chinese border. Entrée maintains 100% royalty-free interest in the 179,590 hectare Lookout Hill (Shivee Tolgoi) property which completely surrounds Ivanhoe Mines Ltd.‘s (Ivanhoe’s) 8,500 hectare Turquoise Hill (Oyu Tolgoi) holdings. Ivanhoe has an earn-in agreement with Entrée whereby Ivanhoe can earn an interest in an area covering approximately 22% (approximately 40,000 hectares) of Entrée’s Lookout Hill property. Ivanhoe commenced drilling on the potential northerly extension of the Hugo Dummett Deposit onto Lookout Hill in February 2005. The Company trades on the TSX Venture Exchange under the symbol “ETG”.

FURTHER INFORMATION

Primoris Group
Tel: 866-368-7330
Email: ETG@primorisgroup.com
Website: www.entreegold.com

The TSX Venture Exchange does not accept responsibility for the adequacy or accuracy of this release.

This News Release contains forward-looking statements. Forward-looking statements are statements which relate to future events. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements in this news release include those concerning the Company’s belief that it will meet listing requirements on an appropriate exchange or trading market in the United States, expand its relationships with the American investment community and give the company access to a larger more liquid trading market.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results. Readers are referred to the sections entitled “Risk Factors” in the Company’s periodic filings with the British Columbia Securities Commission, which can be viewed at www.SEDAR.com, and with the United States Securities and Exchange Commission, which can be viewed at www.SEC.gov.